UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

 PO YUEN CULTURAL HOLDINGS (HONG KONG) CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-198615	47-1100063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room A, 16/F, Winbase Centre, 208 Queen's Road Central, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2350 1928

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2019:

•by written consent to action in lieu of holding a meeting, the holders of 63.7% of the outstanding shares of common stock of Po Yuen Cultural Holdings (Hong Kong) Co., Ltd. (the “Registrant”) voted to remove Peter Tong as a member of the board of directors without giving any reason for such dismissal;

•the board of directors convened a meeting at which a majority of the directors voted to terminate Mr. Tong as the chief financial officer, treasurer and secretary of the Registrant, effective as of the date of the meeting; and

•appointed Chueng Chuek Yi to serve as the chief financial officer, Luk Ming Leong to serve as the Treasurer and Luk Chi Leong to serve as the secretary of the Registrant.

Luk Chi Leong is the son of Kwok Yuen Luk and Chuek Yi Chueng, the chief executive officer and chairperson of the of the Registrant.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 2, 2019, the holders of 63.7% of the outstanding shares of common stock executed a written consent to action in lieu of a meeting of the stockholders pursuant to which such stockholders voted to remove Peter Tong as a director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PO YUEN CULTURAL HOLDINGS (HONG KONG) CO., LTD.

Date: August 19, 2019	By:	:/s/ Kwok Yuen Luk .
Kwok Yuen Luk, Chief Executive Officer